Diguang International Announces Results for
Second-Quarter 2008

SHENZHEN, China, August 14, 2008-- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”) today announced financial results for the second quarter, ended June 30, 2008, of the Company's 2008 fiscal year.

•	Net revenue in Q2-2008 increased 89.9% to $16.9 million, compared to $8.9 million in Q2-2007;
•	Gross profit in Q2-2008 was $2.2 million, advancing 71.8% from the $1.3 million recorded in Q2-2007; gross margin in Q2-2008 was 12.9%, compared to 14.3% in Q2-2007;
•	The Company realized net income to common shareholders of $134,788 in Q2-2008, compared to a net loss of $660,591 in Q2-2007;
•
Sales to international customers increased 79.7% to $12.9 million in Q2-2008, compared to $7.2 million in Q2-2007; sales to domestic customers increased 133.3% to $4.0 million from $1.7 million in Q2-2007;

•
The sale of CCFL products increased 122.6% in Q2-2008, to $10.7 million, compared to $4.8 million in Q2-2007; the sale of LED products increased 34.2% to $5.5 million in Q2-2008, compared to $4.1 million in Q2-2007 LED sales;

•
The Company earned revenues from new and recently introduced products, including Liquid Crystal Modules (“LCM”) and LED general lighting products, which accounted for $621,000 and $87,000, respectively.

Revenue for the second quarter advanced 89.9% to $16.9 million, from $8.9 million in the second quarter last year. The increase was primarily attributed to accelerated orders from Taiwanese and Korean customers to capture more market share in a slowing global market, continued large deliveries of mid size CCFL products to our key Korean customer; the significant shift from mid size CCFL to LED backlights as their recognition of our low cost solution, and the additional delivery of LCD module (“LCM”) assemblies, including LCD panel and backlight units.

International sales totaled $12.9 million for the quarter ended June 30, 2008, an increase of 79.7%, compared to $7.2 million in international sales for the quarter ended June 30, 2007. The increase was primarily driven by the increased demand for backlights by our customers, as well as for LCM assemblies using both CCFL and LED technologies.

Sales to domestic (China) customers were $4.0 million in the second quarter of 2008, a 133.3% increase from the $1.7 million reported in the second quarter of 2007. The increase in domestic sales was primarily attributed to the sales of mid-size LED products delivered to a new domestic customer.

Cost of sales was $14.7 million in the second quarter of 2008, up 93.0% from $7.6 million in the second quarter of 2007. The increase was primarily attributed to increased sales volumes and higher costs for the raw materials used in backlight production.

Gross margin for the second quarter of 2008 totaled 12.9%, a slight decline from 14.3% in the second quarter of 2007. The decline was primarily due to continuing pressure on prices due to competitive factors; an inability to transfer the pricing pressure to suppliers; the impact on average gross margin resulting from increased sales of CCFL LCD products; and pricing initiatives aimed at maintaining and capturing market share, as well as facilitating new products’ market penetration.

Total operating expenses for the second quarter of 2008 were $1.82 million, or 10.8% of sales, compared to $2.0 million, or 22.9% of sales in the second quarter of 2007. The decrease in operating expenses was mainly attributable to a 15.2% decrease in research and development expenses and a 14.6% decrease in general and administrative expenses, offset by a 11.3% increase in selling expenses.

Share-based compensation amounted to approximately $146,000 during the second quarter of 2008, a decrease of $12,000, or 7.6%, compared with $158,000 for the second quarter of 2007.

GAAP net income was $134,788, compared with a net loss of $661,000 for the quarter ended June 30, 2007. Both basic and diluted weighted average GAAP earnings per share were $0.01 for the second quarter of 2008, compared with a loss of $0.03 for both basic and diluted weighted average EPS in the second quarter of 2007.  On a non-GAAP basis, adjusted for stock-based compensation, net income was $278,915 or $0.01 per share.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) (after adjusting for the items set forth in the reconciliation table below) for the second quarter of year 2008 was $859,556, or 5.1% of net revenue, compared to negative $210,727, or negative 2.4% of net revenue, in the second quarter of 2007. The increase in EBITDA for this quarter primarily resulted from management’s efforts to increase revenue and reduce expenditures. The Company computes EBITDA by adding minority interest, depreciation and amortization, non-cash stock-based compensation expense, interest expense, and provision for income taxes to its GAAP reported net income.

As of June 30, 2008, cash and equivalents were $7.6 million, plus short-term deposits of $1.5 million, compared with cash and equivalents of $16.3 million at December 31, 2007. The reduction in cash and equivalents is primarily attributable to an increase in accounts receivable because of the higher volumes of products shipped, increases in inventories, and capital expenditures for expanded manufacturing capacity. The Company has no long-term debt.

“The market for LCD backlights, especially in medium size units, has become extremely competitive in the weakening global economy,” observed Henry Song, President and Chief Executive Officer of Diguang. “Nonetheless, we were able to achieve record quarterly revenues as display manufacturers increasingly embrace our technology solutions and our value proposition. Some of our success derives from the strategic initiatives implemented late last year in restructuring our company into distinct business units. Not only does this structure nurture better operating efficiencies, but our ability to quickly shift labor, capital and material resources between and among the units provides us with a high degree of operational flexibility, allowing us to quickly respond to market opportunities.

“I am excited about the future,” Song continued. “Diguang’s LCD backlight business continues to grow and it is strengthened by the value added we offer our customers with liquid crystal module assembly and technology integration services. In addition, we received our first revenues from the LED general lighting initiative announced this past April. The energy savings and emissions reductions to customers adopting LED technology in general lighting are important business opportunities for us, but their implementation are also important opportunities for the Chinese people to improve our quality of life.”

“Diguang today is a much stronger company than a year ago,” Song concluded. “We have more customers. We have more products addressing an increased array of market opportunities. We have proven that we can earn a profit in challenging macroeconomic times. And with our LCM and LED general lighting initiatives, we have important and potentially significant sources of new business revenues in large, addressable markets that can benefit from our solutions.”

Highlights for the six months ended June 30, 2008

Net revenue was approximately $33.1 million for the six months ended June 30, 2008, an increase of $17.4 million, or 111.4%, compared to $15.7 million for the same period of the prior year.

Cost of sales was $28.3 million for the six months ended June 30, 2008, an increase of $15.3 million, or 117.5%, compared to $13.0 million for the same period of the prior year.

Overall gross margin for the six months ended June 30, 2008 was 14.6%, compared to 17.0% for the six months ended June 30, 2007.

The Company’s net profit during the six months ended June 30, 2008 was $303,518, compared to a net loss of $1.7 million for the six months ended June 30, 2007.

The diluted weighted average earnings per share was $0.01 for the six months ended June 30, 2008, compared to a loss of eight cents ($0.08) per share for the six months ended June 30, 2007. EBITDA for the first six months of year 2008 was $2.0 million, or $0.09 per share, compared to negative $356,671, or negative $0.02 per share for the six months ended June 30, 2007.

Reconciliation of GAAP Net Income and EBITDA to Net (Loss) Income
RECONCILIATION OF EBITDA TO NET (LOSS) INCOME

	Three Months Ended June 30,
	2007	2008
	(Unaudited)	(Unaudited)
Numerator:
Reported (loss) income	$-660,591	134,788
Minority interest	110,116	59,871
Depreciation and Amortization	264,282	464,959
Stock based compensation	157,872	144,127
Interest expenses (net)	-101,855	64,028
Income tax provision	19,449	-8,217
EBITDA	$-210,727	859,556

Basic EBITDA per share	$-0.01	0.04
Diluted EBITDA per share	$-0.01	0.04

RECONCILIATION OF EBITDA TO NET (LOSS) INCOME

	Six Months Ended June 30,
	2007	2008
	(Unaudited)	(Unaudited)
Numerator:
Reported (loss) income	$-1,709,919	303,518
Minority interest	136,367	189,951
Depreciation and amortisation	503,415	964,979
Stock based compensation	785,020	283,252
Interest expenses (net)	-91,003	122,454
Income tax provision	19,449	124,768
EBITDA	$-356,671	1,988,922

Basic EBITDA per share	$-0.02	0.09
Diluted EBITDA per share	$-0.02	0.09

Recent Developments

In July 2008, the Company participated in the fifth China International Solid State Lighting Exhibition (“CHINASSL”), the largest and most influential LED and solid state lighting event in China, in the Shenzhen Convention and Exhibition Center. Diguang has created a new Strategic Business Unit for LED lighting, organized to address market segments in government lighting, commercial lighting and household lighting. The Company introduced a variety of its energy-saving, environmentally friendly LED lighting products in that conference.

Teleconference and Webcast Information

Management will conduct a conference call and webcast to discuss 2008 second quarter financial results, ended June 30, 2008. The conference call and webcast will take place at 9:00 a.m. Eastern U.S. time on Friday, August 15, 2008. Anyone interested in participating should call 866-272-9941 if calling from within the United States, or 617-213-8895 if calling internationally; the passcode is 16400803.

There will be a replay available until August 22, 2008. To listen to the playback, please call 888-286-8010 if calling within the United States, or 617-801-6888 if calling internationally. Please use passcode 12087772 for the replay.

The event will also be webcast live through a link on the Company’s web site at www.diguangintl.com, where a webcast archive will be available for 90 days, and is being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Use of Non-GAAP Financial Measures

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires the Company to begin recognizing compensation expense relating to stock-based payment transactions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company provides non-GAAP financial information. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights, backlight technologies and LED general lighting products. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. LED general lighting represents a new product initiative for Diguang, leveraging its core technology to offer business and consumers energy savings, as well as significant environmental advantages over currently used incandescent and fluorescent lighting technologies. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statements
This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Diguang's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: performance of Diguang International’s web site, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Diguang does not assume any obligation to update the information contained in this press release.

For more information, please contact:

Company Contact:
Viola Tse
Diguang International Development Co., Ltd.
Tel: +1-626-593-5486

Investor Relations Contact:
Sean Collins, Senior Partner
CCG Elite
Tel: +1-310-477-9800 x202
www.ccgelite.com

(financial tables follow)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME(LOSS)
(In US Dollars)

	Six Months Ended June 30		Three Months Ended June 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Revenues, net	$15,658,508	$33,096,769	$8,896,421	$16,897,178
Cost of sales	13,002,302	28,276,106	7,626,714	14,715,749

Gross profit	2,656,206	4,820,663	1,269,707	2,181,429

Selling expense	962,741	782,981	337,193	375,415
Research and development costs	558,347	651,603	393,849	333,869
General and administrative expenses	3,114,642	2,461,218	1,302,389	1,111,965

Income(loss) from operations	(1,979,524)	924,861	(763,724)	360,180

Interest income (expense), net	91,003	(122,454)	101,855	(64,028)
Investment income (loss)	87,050	29,179	87,050	249
Other income	247,368	(213,349)	43,793	(109,959)

Income(loss) before income taxes	(1,554,103)	618,237	(531,026)	186,442

Income tax provision	19,449	124,768	19,449	(8,217)

Net income(loss) before minority interest	(1,573,552)	493,469	(550,475)	194,659

Minority interests	136,367	189,951	110,116	59,871

Net income(loss) to common shareholders	$(1,709,919)	$303,518	$(660,591)	$134,788

Weighted average common shares outstanding - basic	22,593,000	22,300,646	22,593,000	22,274,485

Earnings per share - basic	(0.08)	0.01	(0.03)	0.01

Weighted average common shares outstanding - diluted	22,593,000	22,300,646	22,593,000	22,274,485

Earning per shares - diluted	(0.08)	0.01	(0.03)	0.01

Other comprehensive income:
Net income	(1,709,919)	303,518	(660,591)	134,788
Translation adjustment	487,199	1,859,372	319,473	721,189

Other comprehensive income(loss)	$(1,222,720)	$2,162,890	$(341,118)	$855,977

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS
(In US Dollars)

	December 31,	June 30,
	2007	2008
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	$16,250,727	$7,635,851
Short term investment in marketable securities	-	1,501,655
Accounts receivable, net of allowance for doubtful accounts $680,784 and $702,539	12,713,705	21,764,677
Inventories, net of provision $841,518 and $950,269	7,499,768	11,788,520
Other receivables, net of provision $102,574 and $109,086	389,764	390,745
VAT recoverable	407,376	89,550
Advance to suppliers	904,203	1,628,603
Deferred tax asset	86,572	86,572
Total current assets	38,252,115	44,886,173

Investment, net of impairment $622,194 and $622,194	877,806	877,806
Property and equipment, net	17,449,871	18,479,851
Construction in progress	-	22,114

Total assets	$56,579,792	$64,265,944
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,855,416	$25,388,240
Advance from customers	464,281	565,856
Accruals and other payables	3,358,199	2,316,262
Accrued payroll and related expense	795,690	652,227
Income tax payable	428,217	450,756
Amount due to related parties	1,465,790	876,122
Amount due to stockholders - current	1,100,000	1,650,000
Total current liabilities	26,467,593	31,899,463

Research funding advanced	245,730	261,332
Amount due to stockholders	1,100,000	-
Total non-current liabilities	1,345,730	261,332
Total liabilities	27,813,323	32,160,795

Minority interest	1,475,361	2,505,939
Stockholders’ equity:
Common stock, par value $0.001 per share, 50 million shares authorized, 22,593,000 shares and 22,593,000 issued, 22,340,700 shares and 22,220,150 outstanding	22,593	22,593
Additional paid-in capital	20,028,955	20,312,207
Treasury stock at cost	(429,295)	(567,336)
Appropriated earnings	1,949,839	2,047,477
Retained earnings	3,127,110	3,332,990
Translation adjustment	2,591,906	4,451,279
Total stockholders’ equity	27,291,108	29,599,210

Total liabilities and stockholders' equity	$56,579,792	$64,265,944

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents
(In US Dollars)

	Six Months Ended June 30,
	2007	2008
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(1,709,919)	$303,518
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest	136,367	189,951
Depreciation	503,415	964,979
Inventory provision	-	55,321
Share-based compensation	785,020	283,252
Changes in operating assets and liabilities:
Accounts receivable	(4,597,189)	(8,697,643)
Inventory	(2,144,828)	(4,136,591)
Other receivables	(221,198)	(3,663)
VAT recoverable	152,877	315,060
Prepayments and other assets	893,008	(896,937)
Accounts payable	2,567,994	6,366,846
Accruals and other payable	359,851	(1,124,691)
Advance from customers	319,810	93,650
Taxes payable	18,921	22,817

Net cash provided by (used in) operating activities	(2,935,871)	(6,264,131)

Cash flows from investing activities:
Purchase of fixed assets	(4,285,521)	(1,788,752)
Disposal (purchase) of marketable securities	-	(1,501,655)
Cash paid for an acquisition transaction	(1,977,864)	-

Net cash used in investing activities	(6,263,385)	(3,290,407)

Cash flows from financing activities:
Stock repurchase	-	(138,041)
Due to related parties	67,213	(1,093,119)
Capital infused by minority interest in North Diamond	-	737,500

Net cash provided by financing activities	67,213	(493,660)

Effect of changes in foreign exchange rates	289,165	1,433,322

Net increase (decrease) in cash and cash equivalents	(8,842,878)	(8,614,876)

Cash and cash equivalents, beginning of the period	20,550,032	16,250,727

Cash and cash equivalents, end of the period	$11,707,154	$7,635,851